APPENDIX B

                            CHAPARRAL RESOURCES, INC.

                  1997 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

Article I. Purpose of the Plan

The Chaparral Resources, Inc., 1997 Nonemployee Directors' Stock Option Plan ("Plan") is intended to promote the interests of Chaparral Resources, Inc. ("Company"), and its stockholders by helping to reward and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not employees of the Company or any of its subsidiaries ("Nonemployee Directors") the option to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. For purposes of the Plan, the term Nonemployee Directors shall include any director who is an independent contractor for the Company, has a consulting agreement with the Company and/or does not receive regular wages subject to tax withholding at the time the option to such director is granted.

Article 2. Option Agreements

Each Option shall be evidenced by a written agreement in the form attached to the Plan.

Article 3. Eligibility of Optionee

Options may be granted only to individuals who are Nonemployee Directors of the Company. As of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph 6 hereof, each Nonemployee Director then in office or elected to the Board of Directors of the Company (the "Board") on such date shall receive, without the exercise of the discretion of any person or persons, a ten year Option exercisable for 25,000 shares (subject to adjustment in the manner hereinafter provided). If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available, each Nonemployee Director shall receive an Option for his or her pro-rata share of the total number of shares of Stock then available under the Plan. All Options granted shall be at the price set forth herein and shall be subject to adjustment as hereinafter provided.

Article 4. Shares Subject to Plan

The aggregate number of shares which may be issued under Options granted under the Plan shall not, on the date of the grant of any Option hereunder, exceed an amount equal to five percent (5%) of the number of then outstanding shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until

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termination  of the Plan,  the  Company  shall at all  times  make  available  a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan.

Article 5. Option Price

The purchase price of the Stock issued under the Option shall be the fair market value of the Stock as of the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the high and low sales prices of the Stock (I) reported by the National Market System or Small Cap Market of NASDAQ on that date, or
(ii) if the stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Board in such manner as it deems appropriate.

Article 6. Effective Date and Term of Plan

The Plan shall be effective on the date the Plan is approved by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Article 8 hereof, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten (10) years from the date the Plan is approved by the stockholders of the Company.

Article 7. Recapitalization or Reorganization

7.1 The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

7.2 The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (I) in the event of an increase in the number of outstanding shares shall be proportionately

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increased,  and the purchase price per share shall be  proportionately  reduced, and (ii) in the event of a reduction in the number of  outstanding  shares shall
be  proportionately   reduced,  and  the  purchase  price  per  share  shall  be proportionately increased.

7.3 If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of shares of Stock then covered by such Option.

7.4 Any adjustment provided for in Articles 7.2 and 7.3 above shall be subject to any required stockholder action.

7.5 Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

Article 8. Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not previously been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option previously granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals n registered under the Securities Act of 1933 as amended, and various state securities laws the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

9.2 It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Securities Act"), meet all of the requirements of Rule 16b-3 promulgated under the Securities Act, as such rule is currently in effect or as hereinafter modified or amended ("Rule 16b-3"). If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would not otherwise comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

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